Exhibit 21

STANDARD COMMERCIAL CORPORATION Exhibit 21
SUBSIDIARIES AND AFFILIATES at March 31, 1999


                                                                                 State or Country
           Name of Company                                                        of Organization
           ---------------                                                       -----------------

           Standard Commercial Corporation                                       North Carolina
             Standard Commercial Tobacco Co. Inc.                                North Carolina
                W. A. Adams Company                                              North Carolina
                The Tobacco Trading Corporation                                  Virginia
                Transcatab SpA                                                   Italy
                Exportadora de Tobaco de Honduras S.A. de C.V.                   Honduras
                Carolina Trading Corporation                                     North Carolina
                CRES Tobacco Company Inc                                         North Carolina
                Jas. I. Miller Tobacco Co. Ltd.                                  Jamaica
                Standard Commercial Services Inc.                                North Carolina
                     Stancom Tanzania (Jersey) Ltd                               Jersey
                Spierer Freres & Cie S.A.                                        Switzerland
                  Exelka S.A.                                                    Greece
                  Spierer Tutun Ihracat Sanayi Ticaret A.S.                      Turkey

                Standard Commercial Tobacco Company of Canada Ltd.               Canada
                  British Leaf Tobacco Company of Canada Ltd.                    Canada
                Standard Commercial Tobacco Company (UK) Ltd.                    United Kingdom
                    Andrew Chalmers (India) Ltd.                                 United Kingdom
                    N.G. Fleming Ltd.                                            United Kingdom
                    Saloman Bros. Tobacco Company Ltd.                           United Kingdom
                     Leoni & Dent Ltd.                                           United Kingdom
                     P.L. Leverson Ltd.                                          United Kingdom
                    Siemssen Threshie (Malawi) Ltd.                              Malawi
                    Stancom Tobacco Company (Malawi) Ltd.                        Malawi
                     Tobacco Processors (Lilongwe) Ltd.                          Malawi

                  Trans-Continental Tobacco India Pvt Ltd                        India
                  Standard Commercial Tobacco Co. (Overseas) Ltd.                United Kingdom
                  Stancom Zambia (Pvt) Ltd                                       Zambia
                  Standard Wool (UK) Ltd.                                        United Kingdom
                     Jacomb Hoare (Bradford) Ltd.                                United Kingdom
                     Thomas Chadwick & Sons Ltd.                                 United Kingdom
                     Standard Wool Chile S.A.                                    Chile
                Standard Commercial Tobacco Services (UK) Ltd.                   United Kingdom

STANDARD COMMERCIAL CORPORATION Exhibit 21
SUBSIDIARIES AND AFFILIATES at March 31, 1998


                                                                                 State or Country
           Name of Company                                                       of Organization
           ---------------                                                       ----------------

           Standard Commercial Corporation (continued)                           North Carolina

             Standard Commercial Tobacco Co. Inc. (continued)                    North Carolina

                Trans-Continental Leaf Tobacco Corporation                       Leichtenstein
                  AOZT Transcontinental Leaf Tobacco Corporation                 Russia
                  Eryka Mediterranee S.A.R.L.                                    Greece
                  Esaltab (Zimbabwe) (Pvt.) Ltd                                  Zimbabwe
                  Inter-Rural Development Corporation Ltd.                       Liechtenstein
                     Trans-Continental Farming Ltd.                              Canada
                  Siam Tobacco Export Corporation Ltd.                           Thailand
                  Stancom Tobacco (Private) Ltd                                  Zimbabwe
                     Combined Tobacco Buyers (Private) Ltd                       Zimbabwe
                     Tobacco Development Company of Africa (Private) Ltd         Zimbabwe
                     Tobacco Processors (Zimbabwe) (Private) Ltd                 Zimbabwe
                       Adams International Ltd.                                  Thailand
                  Meridional deTabacos Ltda                                      Brazil
                      Standard Brazil Ltd                                        Jersey
                  Trans-Continental Participacoes e Empreendimentos Ltda.        Brazil
                  Transhellenic Tobacco S.A.                                     Greece
                  World Wide Tobacco Espana S.A.                                 Spain

                Werkhof GmbH                                                     Germany
                  Bela Duty Free Import-Export GmbH                              Germany

                Standard Wool Inc.                                               Delaware
                  Advhus Gestion Societe Civile                                  France
                  Standard Wool France S.A.                                      France
                     Peignage de la Tossee S.A.                                  France
                     Standard Wool Deutschland GmbH                              Germany
                       Lanimex Trading GmbH                                      Germany
                       Prolaine Wollhandels GmbH                                 Germany
                     Standard Wool South Africa (Pty) Ltd                        South Africa
                     Standard Wool Australia (Pty.) Ltd.                         Australia
                       Hulme Wool Scouring Co. (1938) Pty. Ltd.                  Australia
                       Standard Wool Farming Pty. Ltd.                           Australia
                       Mascot Wools Pty. Ltd.                                    Australia
                       S H Allen & Sons (Pty) Ltd.                               Australia
                       Stawool Brokers Pty. Ltd.                                 Australia
                       Independent Wool Dumpers Pty. Ltd.                        Australia
                       Jandakot Wool Scouring Company (PTY) Ltd                  Australia
                     Standard Wool Holdings S.A.                                 Argentina
                       Roca SACIF                                                Argentina
                       Standard Wool Argentina                                   Argentina
                       Pole Fueguina S.A.                                        Argentina
                Tentler & Co. B.V.                                               Netherlands
                Standard Wool (NZ) Limited                                       New Zealand